Exhibit 99.1

Berkshire Hills Reports 20% Increase in Fourth Quarter Core EPS;

 Dividend Increased; Annual Meeting Date Set

PITTSFIELD, MASS, January 26, 2015 — Berkshire Hills Bancorp, Inc. (NYSE: BHLB) reported a 20% increase in fourth quarter core earnings per share to $0.48 in 2014 compared to $0.40 in 2013.  Earnings growth was driven by a 17% increase in core revenue as the Company expanded operations in its footprint.   Fourth quarter GAAP EPS increased by 10% to $0.46 as earnings in both years were impacted by non-core charges related primarily to growth and restructuring.

For the year, core earnings per share totaled $1.80 in 2014.  Core earnings decreased by 4% from $1.87 per share in 2013 as volume growth was offset by lower margins in the first half of the year.  GAAP EPS totaled $1.36 in 2014 and $1.65 in 2013.

FOURTH QUARTER FINANCIAL HIGHLIGHTS (comparisons are to prior quarter unless otherwise stated):

•              4% increase in core earnings per share

•              8% annualized increase in net revenue

•             17% year over year increase in fee income, with growth in all major categories

•              11% annualized increase in total loans

•              8% annualized increase in deposits

•              12% annualized increase in demand deposits

•              0.37% non-performing assets/assets

•              0.29% net loan charge-offs/average loans

CEO Michael Daly stated, “We finished the year on pace, with growth of 2 cents per share in core earnings in each of the last four quarters.  We delivered on the market share opportunities of our expanded footprint.  Momentum continued in the fourth quarter, with strong growth in revenue, loans, and deposits compared to the linked quarter.”

Mr. Daly continued, “We are well-positioned for further expansion in our footprint.  During the fourth quarter, Hampden Bancorp entered a merger agreement with us, which will deepen our presence in the Springfield market and the Hartford/Springfield economic area.  This merger is targeted for completion in the second quarter of 2015.  Our Westborough branch opened in October, completing the build out of this regional office serving the Worcester area and our Central Massachusetts market.  Our teams are

BHLB — Berkshire Hills Bancorp	www.berkshirebank.com

building business volumes in Eastern Massachusetts and in New York, where earlier in the year we acquired 20 branches serving our Central and Eastern New York markets.”

Mr. Daly concluded, “Our core return on assets improved during the year as we leveraged our franchise investment.  In the fourth quarter, our active balance sheet management produced an increase in our net interest margin, while our close focus on expense control improved our efficiency ratio.    We are targeting to extend these gains as we integrate our in-market merger with Hampden in 2015, and our teams across our franchise are delivering the right solutions for our markets and our investors.  In recognition of our progress and prospects, I’m pleased to also be announcing a 6% increase in our quarterly dividend to shareholders.”

DIVIDEND INCREASED

The Board of Directors voted to declare a cash dividend of $0.19 per share to shareholders of record at the close of business on February 12, 2015, payable on February 26, 2015.  This is a penny increase from $0.18 and the new dividend equates to a 3.0% annualized yield based on the $25.05 average closing price of Berkshire’s common stock during the fourth quarter.

ANNUAL MEETING DATE SET

The Board of Directors voted that the Annual Meeting of Shareholders shall be held on May 7, 2015 at the Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts at 10:00 a.m. The date of March 12, 2015 was established as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting.

FINANCIAL CONDITION

Fourth quarter results demonstrated strong loan growth funded by solid deposit growth and supported by capital generation that also strengthened the capital foundation.  Loan growth was 11% annualized in the fourth quarter and 12% for the year 2014.  Organic deposit growth was 8% annualized in the fourth quarter.  Including the deposits from acquired branches, total deposits increased by 21% for the year.  As a result, the ratio of loans/deposits decreased during the year, measuring 101% at year-end.  The ratio of tangible equity to assets measured 7.0% at year-end, with total equity/assets measuring 10.9%.  Most capital ratios are targeted to increase with the acquisition of Hampden Bancorp.  Tangible book value per share increased by 6% to $17.19 in 2014 while total book value per share increased by 4% to $28.17.  Berkshire continues to manage its balance sheet with the objective of benefiting from expected future interest rate increases.

Berkshire’s 11% annualized fourth quarter loan growth resulted primarily from 15% annualized commercial loan growth, which matched the full year growth rate.  Commercial growth was concentrated in diversified commercial and industrial loans in the fourth quarter, while for the full year commercial balances increased primarily due to higher commercial real estate loans.  Residential mortgage balances advanced at a 14% annualized rate in the fourth quarter, including the benefit of stronger demand in the second half of the year.  Residential mortgage growth was 8% for the year.  Consumer loans grew by 11% for the year and declined by 5% annualized in the fourth quarter due to a planned de-emphasis of the auto loan portfolio.

Asset quality metrics remained favorable.  Annualized net loan charge-offs measured 0.29% of average loans for the quarter.   Quarter-end non-performing assets decreased to 0.37% of total assets and accruing delinquent loans measured 0.52% of total loans.  The loan loss allowance was 0.76% of total loans; approximately 16% of quarter-end loans were balances recorded at fair value in recent bank acquisitions.

Annualized fourth quarter deposit growth of 8% included increases in all major categories.  Growth was primarily in relationship oriented transaction accounts, with a concentration in new commercial balances.  Full year deposit growth of 21% included 11% related to balances totaling $440 million in acquired New York branches.

RESULTS OF OPERATIONS

The fourth quarter core return on tangible equity increased to 12.0% in 2014 compared to 10.5% in 2013.  Net non-core charges in both periods were primarily related to acquisition and restructuring activity.  GAAP return on equity improved to 6.5% from 6.2% in the above respective periods and the efficiency ratio improved to 62.5% from 63.2%.

The 20% year over year increase in fourth quarter core earnings per share reflected the benefit of 17% growth in core revenue, with an identical percentage increase in both net interest income and fee income.   This resulted primarily from volume growth in Berkshire’s footprint, particularly in newer markets in Eastern Massachusetts and Central New York.  Fee income grew in all major categories, including a 30% increase in deposit related fees primarily from the New York branch acquisition.

Compared to the linked quarter, growth in core earnings per share was primarily driven by 4% growth in net interest income.  This included the benefit of volume growth, together with an expansion of the net interest margin to 3.23% compared to 3.20% in the linked quarter; the margin was 3.26% in the fourth quarter of 2013.  Net interest income includes purchased loan accretion which is largely comprised of recoveries on the resolution of impaired loans acquired in previous bank acquisitions.  This accretion totaled $1.7 million in the most recent quarter, compared to $1.2 million in the linked quarter and $2.4 million in the fourth quarter of 2013.  Fourth quarter non-interest income was down 3% from the linked quarter, with seasonally lower fee income mostly offset by distributions from equity investments.

The loan loss provision totaled $3.9 million in the fourth quarter.  Net loan charge-offs were $3.2 million, and the loan loss allowance increased by $0.7 million to $35.7 million.

Fourth quarter core non-interest expense increased by 1% over the prior quarter to $39.9 million.  Non-core expense increased due to the pending Hampden merger.  Full time equivalent staff totaled 1,091 at year-end.  The core tax rate was 29% and the GAAP tax rate of 25% was due to the full year impact of the first quarter branch acquisition charges.

CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Tuesday, January 27, 2015 to discuss the results for the quarter and provide guidance about expected future results. Participants should dial-in to the call 10-15 minutes before it begins. Information about the conference call follows:

Dial-in:  888-317-6003

Elite Entry Number:  1730849

Webcast:  berkshirebank.com (investor relations link)

A telephone replay of the call will be available through Wednesday, February 4, 2015 by calling 877-344-7529 and entering conference number: 10058299 The webcast will be available at Berkshire’s website above for an extended period of time.  A print-friendly version of this news release will be available at the web link shown above.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank — America’s Most Exciting Bank®.  The Company has $6.5 billion in assets and 91 full-service branch offices in Massachusetts, New York, Connecticut, and Vermont providing personal and business banking, insurance, and wealth management services.  Berkshire has a pending agreement to acquire Hampden Bancorp, the parent of Hampden Bank, which has $706 million in assets and operates ten offices in the Springfield, Massachusetts area.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov.  Berkshire does not undertake any obligation to update forward-looking statements.

ADDITIONAL INFORMATION FOR STOCKHOLDERS

In connection with the proposed merger with Hampden Bancorp, Berkshire has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that includes a Proxy Statement of Hampden and a Prospectus of Berkshire, as well as other relevant documents concerning the proposed merger. Investors and stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the proposed merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Registration Statement and Proxy Statement/Prospectus, as well as other filings containing information about Berkshire and Hampden, when they become available, may be obtained at the SEC’s Internet site (www.sec.gov). Copies of the Registration Statement and Proxy Statement/Prospectus and the filings that will be incorporated by reference therein may also be obtained, free of charge, from Berkshire’s website at ir.berkshirebank.com or by contacting Berkshire Investor Relations at 413-236-3149 or from Hampden’s website at www.hampdenbank.com and selecting the “Investor Relations” link or by contacting Hampden Investor relations at 413-452-5150.

PARTICIPANTS IN SOLICITATION

Berkshire and Hampden and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Hampden in connection with the proposed merger. Information about the directors and executive officers of Berkshire is set forth in the proxy statement for Berkshire’s 2014 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on April 1 and in the Form 8-k filed with the SEC on June 30, 2014. Information about the directors and executive officers of Hampden is set forth in the proxy statement for Hampden’s 2014 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on September 26, 2014 and additional filings reporting results of the annual meeting on November 4, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the Proxy Statement/Prospectus and other relevant documents regarding the proposed merger filed with the SEC (when they become available). Free copies of these documents may be obtained as described in the preceding paragraph.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”).  These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition.  They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information.  A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.  In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.  The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense.  These measures exclude amounts which the Company views as unrelated to its normalized operations, including securities gains/losses, losses recorded for hedge terminations, merger costs, restructuring costs, systems conversion costs, and out-of-period adjustments.  Non-core adjustments are presented net of an adjustment for income tax expense.  This adjustment in 2013 was based on the marginal tax rate applied to the net non-core pre-tax adjustments.  In 2014, due to the comparative magnitude of the non-core items, this adjustment was determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income.  Accordingly, GAAP net income exceeded core income in two quarters due to the higher effective full year tax rate on core income before the net non-core charges.  The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items.  The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community.  Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, and professional fees.  Systems conversion costs relate primarily to the Company’s core systems conversion and related systems conversions costs.   Restructuring costs primarily consist of employee severance costs, as well as costs and losses associated with the disposition of assets which were undertaken as a project to right-size expenses following a decline in revenue in 2013.  Out-of-period accounting adjustments for interest income on acquired loans were recorded following systems conversions and merger related accounting activity and were deemed non-core.  Other non-core expenses include variable rate compensation related to non-core items as well as expenses related to the Bank’s charter change.

# # #

CONTACTS

Investor Relations Contact

Allison O’Rourke, Senior Vice President - Investor Relations; 413-236-3149

Media Contact

Ray Smith, Assistant Vice President - Marketing; 413-236-3756

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-1)

	December 31,	September 30,	December 31,
(In thousands)	2014	2014	2013
Assets
Cash and due from banks	$54,179	$58,624	$56,841
Short-term investments	17,575	12,201	18,698
Total cash and short-term investments	71,754	70,825	75,539

Trading security	14,909	14,745	14,840
Securities available for sale, at fair value	1,091,818	1,058,965	760,048
Securities held to maturity, at amortized cost	43,347	42,596	44,921
Federal Home Loan Bank stock and other restricted securities	55,720	54,646	50,282
Total securities	1,205,794	1,170,952	870,091

Loans held for sale, at fair value	19,493	29,091	15,840

Residential mortgages	1,496,204	1,445,861	1,384,274
Commercial real estate	1,611,567	1,595,400	1,417,120
Commercial and industrial loans	804,366	732,960	687,293
Consumer loans	768,463	778,561	691,836
Total loans (1)	4,680,600	4,552,782	4,180,523
Less: Allowance for loan losses	(35,662)	(34,966)	(33,323)
Net loans	4,644,938	4,517,816	4,147,200

Premises and equipment, net	87,279	87,166	84,459
Other real estate owned	2,049	4,854	2,758
Goodwill	264,742	264,770	256,871
Other intangible assets	11,528	12,524	13,791
Cash surrender value of bank-owned life insurance	104,588	103,749	101,530
Deferred tax asset, net	28,776	38,503	50,711
Other assets	61,090	51,908	54,009
Total assets	$6,502,031	$6,352,158	$5,672,799

Liabilities and stockholders’ equity
Demand deposits	$869,302	$844,480	$677,917
NOW deposits	426,108	420,290	353,612
Money market deposits	1,407,179	1,394,558	1,383,856
Savings deposits	496,344	474,774	431,496
Time deposits	1,455,746	1,429,231	1,001,648
Total deposits (1)	4,654,679	4,563,333	3,848,529

Senior borrowings	962,576	951,105	974,428
Subordinated borrowings	89,747	89,730	89,679
Total borrowings	1,052,323	1,040,835	1,064,107

Other liabilities	85,742	51,053	82,101
Total liabilities	5,792,744	5,655,221	4,994,737

Total stockholders’ equity	709,287	696,937	678,062
Total liabilities and stockholders’ equity	$6,502,031	$6,352,158	$5,672,799

(1)         The Company acquired 20 branches in Central New York on January 17, 2014, including $440 million in deposits and $4 million in loans.

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-2)

LOAN ANALYSIS

				Annualized growth %
(Dollars in millions)	Dec. 31, 2014 Balance	Sept. 30, 2014 Balance	Dec. 31, 2013 Balance	Quarter ended December 31, 2014	Year to date

Total residential mortgages	$1,496	$1,446	$1,384	14%	8%

Commercial real estate	1,612	1,595	1,417	4	14
Commercial and industrial loans	804	733	688	39	17
Total commercial loans	2,416	2,328	2,105	15	15

Home equity	319	316	307	3	4
Auto and other	450	463	385	(12)	17
Total consumer loans	769	779	692	(5)	11
Total loans	$4,681	$4,553	$4,181	11%	12%

DEPOSIT ANALYSIS

					Annualized growth %
(Dollars in millions)	Dec. 31, 2014 Balance	Sept. 30, 2014 Balance	Acquired Balance (1)	Dec. 31, 2013 Balance	Quarter ended December 31, 2014	Year to date
Demand	$869	$844	$110	$678	12%	28%
NOW	426	420	80	354	6	20
Money market	1,407	1,395	124	1,384	3	2
Savings	497	475	36	431	19	15
Total non-maturity deposits	3,199	3,134	350	2,847	8	12

Total time deposits	1,456	1,429	90	1,002	8	45
Total deposits	$4,655	$4,563	$440	$3,849	8%	21%

(1)         The Company acquired 20 branches in Central New York on January 17, 2014, including $440 million in deposits, as shown above, and $4 million in loans.

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-3)

	Three Months Ended		Years Ended
	December 31,		December 31,
(In thousands, except per share data)	2014	2013	2014	2013
Interest and dividend income
Loans	$45,706	$43,566	$174,467	$186,115
Securities and other	8,310	5,093	32,575	17,626
Total interest and dividend income	54,016	48,659	207,042	203,741
Interest expense
Deposits	5,109	5,166	19,185	20,859
Borrowings	2,260	3,651	9,166	14,130
Total interest expense	7,369	8,817	28,351	34,989
Net interest income	46,647	39,842	178,691	168,752
Non-interest income
Loan related income	1,763	1,578	6,328	8,247
Mortgage banking income	504	445	2,561	5,235
Deposit related fees	6,137	4,717	24,635	18,340
Insurance commissions and fees	2,223	2,143	10,364	10,020
Wealth management fees	2,373	2,212	9,546	8,683
Total fee income	13,000	11,095	53,434	50,525
Other	1,200	1,227	2,646	2,949
Gain on sale of securities, net	—	3,392	482	4,758
Loss on termination of hedges	—	—	(8,792)	—
Total non-interest income	14,200	15,714	47,770	58,232
Total net revenue	60,847	55,556	226,461	226,984
Provision for loan losses	3,898	3,100	14,968	11,378
Non-interest expense
Compensation and benefits	20,965	16,736	81,768	71,134
Occupancy and equipment	6,655	5,421	26,905	22,540
Technology and communications	3,702	3,169	14,764	12,944
Marketing and promotion	771	765	2,572	2,596
Professional services	1,205	1,558	4,211	6,569
FDIC premiums and assessments	1,083	899	4,284	3,473
Other real estate owned and foreclosures	232	255	801	700
Amortization of intangible assets	996	1,239	4,812	5,268
Merger, restructuring and conversion expenses	1,762	2,493	8,491	14,848
Other	4,305	4,622	17,378	17,287
Total non-interest expense	41,676	37,157	165,986	157,359

Income before income taxes	15,273	15,299	45,507	58,247
Income tax expense	3,875	4,762	11,763	17,104
Net income	$11,398	$10,537	$33,744	$41,143

Earnings per share:
Basic	$0.46	$0.43	$1.36	$1.66
Diluted	$0.46	$0.42	$1.36	$1.65

Weighted average shares outstanding:
Basic	24,758	24,701	24,730	24,802
Diluted	24,912	24,857	24,854	24,965

(1)         The Company acquired 20 branches in Central New York on January 17, 2014. The income statement for the three months ended March 31, 2014 includes operations of the branch acquisition beginning on that date.

(2)         Merger, restructuring and conversion expenses include branch acquisition related expenses and bank charter change related expenses.

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED - (F-4)

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(In thousands, except per share data)	2014	2014	2014	2014	2013
Interest and dividend income
Loans	$45,706	$43,958	$42,309	$42,494	$43,566
Securities and other	8,310	8,098	8,866	7,301	5,093
Total interest and dividend income	54,016	52,056	51,175	49,795	48,659
Interest expense
Deposits	5,109	4,877	4,478	4,721	5,166
Borrowings	2,260	2,230	2,368	2,308	3,651
Total interest expense	7,369	7,107	6,846	7,029	8,817
Net interest income	46,647	44,949	44,329	42,766	39,842
Non-interest income
Loan related income	1,763	1,471	1,846	1,248	1,578
Mortgage banking income	504	994	691	372	445
Deposit related fees	6,137	6,449	6,610	5,439	4,717
Insurance commissions and fees	2,223	2,632	2,460	3,049	2,143
Wealth management fees	2,373	2,330	2,294	2,549	2,212
Total fee income	13,000	13,876	13,901	12,657	11,095
Other	1,200	520	402	524	1,227
Gain on sale of securities, net	—	245	203	34	3,392
Loss on termination of hedges	—	—	—	(8,792)	—
Total non-interest income	14,200	14,641	14,506	4,423	15,714
Total net revenue	60,847	59,590	58,835	47,189	55,556
Provision for loan losses	3,898	3,685	3,989	3,396	3,100
Non-interest expense
Compensation and benefits	20,965	20,665	20,279	19,859	16,736
Occupancy and equipment	6,655	6,780	6,656	6,814	5,421
Technology and communications	3,702	3,484	3,800	3,778	3,169
Marketing and promotion	771	659	621	521	765
Professional services	1,205	830	1,024	1,152	1,558
FDIC premiums and assessments	1,083	1,163	1,029	1,009	899
Other real estate owned and foreclosures	232	13	33	523	255
Amortization of intangible assets	996	1,236	1,274	1,306	1,239
Merger, restructuring and conversion expenses	1,762	238	190	6,301	2,493
Other	4,305	4,619	4,357	4,097	4,622
Total non-interest expense	41,676	39,687	39,263	45,360	37,157

Income (loss) before income taxes	15,273	16,218	15,583	(1,567)	15,299
Income tax expense (benefit)	3,875	4,230	4,119	(461)	4,762
Net income (loss)	$11,398	$11,988	$11,464	$(1,106)	$10,537

Earnings (loss) per share:
Basic	$0.46	$0.48	$0.46	$(0.04)	$0.43
Diluted	$0.46	$0.48	$0.46	$(0.04)	$0.42

Weighted average shares outstanding:
Basic	24,758	24,747	24,715	24,698	24,701
Diluted	24,912	24,861	24,809	24,698	24,857

(1) See notes on Page F-3

BERKSHIRE HILLS BANCORP, INC.

ASSET QUALITY ANALYSIS - UNAUDITED - (F-5)

	At or for the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2014	2014	2014	2014	2013
NON-PERFORMING ASSETS
Non-accruing loans:
Residential mortgages	$3,908	$4,810	$5,295	$6,071	$7,867
Commercial real estate	12,878	12,192	12,583	13,036	13,739
Commercial and industrial loans	1,705	2,225	4,821	2,411	2,356
Consumer loans	3,214	3,660	3,359	3,846	3,493
Total non-accruing loans	21,705	22,887	26,058	25,364	27,455
Other real estate owned	2,049	4,854	2,445	2,418	2,758
Total non-performing assets	$23,754	$27,741	$28,503	$27,782	$30,213

Total non-accruing loans/total loans	0.46%	0.50%	0.59%	0.60%	0.66%
Total non-performing assets/total assets	0.37%	0.44%	0.45%	0.46%	0.53%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$34,966	$34,353	$33,602	$33,323	$33,248
Charged-off loans	(3,660)	(3,360)	(3,516)	(3,317)	(3,462)
Recoveries on charged-off loans	458	288	278	200	437
Net loans charged-off	(3,202)	(3,072)	(3,238)	(3,117)	(3,025)
Provision for loan losses	3,898	3,685	3,989	3,396	3,100
Balance at end of period	$35,662	$34,966	$34,353	$33,602	$33,323

Allowance for loan losses/total loans	0.76%	0.77%	0.77%	0.79%	0.80%
Allowance for loan losses/non-accruing loans	164%	153%	132%	132%	121%

NET LOAN CHARGE-OFFS
Residential mortgages	$(181)	$(394)	$(602)	$(1,055)	$(564)
Commercial real estate	(1,810)	(1,470)	(1,028)	(1,105)	(763)
Commercial and industrial loans	(540)	(687)	(1,341)	(215)	(1,042)
Home equity	(240)	(193)	(51)	(458)	45
Auto and other consumer	(431)	(328)	(216)	(284)	(701)
Total, net	$(3,202)	$(3,072)	$(3,238)	$(3,117)	$(3,025)

Net charge-offs (QTD annualized)/average loans	0.29%	0.28%	0.31%	0.30%	0.31%
Net charge-offs (YTD annualized)/average loans	0.29%	0.29%	0.30%	0.30%	0.29%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.42%	0.32%	0.34%	0.37%	0.51%
90+ Days delinquent and still accruing	0.10%	0.12%	0.21%	0.22%	0.22%
Total accruing delinquent loans	0.52%	0.44%	0.55%	0.59%	0.73%
Non-accruing loans	0.46%	0.50%	0.59%	0.60%	0.66%
Total delinquent and non-accruing loans	0.98%	0.94%	1.14%	1.19%	1.39%

BERKSHIRE HILLS BANCORP, INC.

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-6)

	At or for the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2014	2014	2014	2014	2013

PER SHARE DATA
Core earnings, diluted	$0.48	$0.46	$0.44	$0.42	$0.40
Net earnings, diluted	0.46	0.48	0.46	(0.04)	0.42
Tangible book value	17.19	16.67	16.40	15.84	16.27
Total book value	28.17	27.69	27.49	26.99	27.08
Market price at period end	26.66	23.49	23.22	25.88	27.27
Dividends	0.18	0.18	0.18	0.18	0.18

PERFORMANCE RATIOS
Core return on assets	0.75%	0.73%	0.71%	0.71%	0.73%
Return on assets	0.71	0.77	0.75	(0.08)	0.77
Core return on equity	6.89	6.59	6.32	6.02	5.87
Core return on tangible equity	11.96	11.76	11.34	10.84	10.47
Return on equity	6.52	6.95	6.64	(0.64)	6.18
Net interest margin, fully taxable equivalent	3.23	3.20	3.26	3.35	3.26
Fee income/Net interest and fee income	21.79	23.59	23.87	22.84	21.78
Efficiency ratio	62.46	62.89	62.96	64.42	63.21

GROWTH
Total commercial loans, year-to-date (annualized)	15%	14%	19%	9%	5%
Total loans, year-to-date (annualized)	12	12	13	6	5
Total net revenues, year-to-date, compared to prior year	(0)	(3)	(7)	(17)	15
Core earnings per share, year-to-date, compared to prior year	(4)	(10)	(15)	(22)	(6)
Earnings per share, year-to-date, compared to prior year	(18)	(27)	(54)	(110)	11

FINANCIAL DATA (In millions)
Total assets	$6,502	$6,352	$6,311	$6,010	$5,673
Total earning assets	5,923	5,765	5,700	5,408	5,085
Total loans	4,681	4,553	4,450	4,243	4,181
Allowance for loan losses	36	35	34	34	33
Total intangible assets	276	277	279	280	271
Total deposits	4,655	4,563	4,479	4,219	3,849
Total stockholders’ equity	709	697	690	678	678
Total core income	12.0	11.4	10.9	10.4	10.0
Total net income	11.4	12.0	11.5	(1.1)	10.5

ASSET QUALITY RATIOS
Net charge-offs (current quarter annualized)/average loans	0.29%	0.28%	0.31%	0.30%	0.31%
Allowance for loan losses/total loans	0.76	0.77	0.77	0.79	0.80

CONDITION RATIOS
Stockholders’ equity to total assets	10.91%	10.97%	10.94%	11.27%	11.95%
Tangible stockholders’ equity to tangible assets	6.95	6.91	6.81	6.94	7.54
Investments to total assets	18.54	18.43	18.99	19.05	15.34
Loans/deposits	101	100	99	101	109

(1)      Reconciliation of Non-GAAP financial measures, including all references to core and tangible amounts, appear on pages F-9 & F-10. Tangible assets are total assets less total intangible assets.

(2)      All performance ratios are annualized and are based on average balance sheet amounts, where applicable.

(3)      See note on tangible equity on pages F-9 & F-10.

BERKSHIRE HILLS BANCORP, INC.

AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(In thousands)	2014	2014	2014	2014	2013
Assets
Loans:
Residential mortgages	$1,468,271	$1,412,720	$1,379,625	$1,379,266	$1,330,674
Commercial real estate	1,611,343	1,579,258	1,488,462	1,420,382	1,381,628
Commercial and industrial loans	733,750	716,787	703,798	684,776	673,292
Consumer loans	782,584	763,296	729,654	699,598	687,540
Total loans	4,595,948	4,472,061	4,301,539	4,184,022	4,073,134
Securities	1,190,182	1,169,765	1,225,646	1,047,658	813,417
Short-term investments and loans held for sale	54,843	39,496	28,426	28,631	35,438
Total earning assets	5,840,973	5,681,322	5,555,611	5,260,311	4,921,989
Goodwill and other intangible assets	276,645	277,775	279,024	278,386	271,147
Other assets	304,909	305,698	311,176	312,145	305,617
Total assets	$6,422,527	$6,264,795	$6,145,811	$5,850,842	$5,498,753

Liabilities and stockholders’ equity
Deposits:
NOW	$415,806	$417,802	$425,824	$409,631	$348,600
Money market	1,426,722	1,405,454	1,448,624	1,490,408	1,392,570
Savings	479,988	480,036	481,790	463,615	435,766
Time	1,425,865	1,406,914	1,152,651	1,069,987	1,044,850
Total interest-bearing deposits	3,748,381	3,710,206	3,508,889	3,433,641	3,221,786
Borrowings	1,053,884	980,135	1,113,431	899,458	857,848
Total interest-bearing liabilities	4,802,265	4,690,341	4,622,320	4,333,099	4,079,634
Non-interest-bearing demand deposits	863,795	824,489	779,775	749,982	681,368
Other liabilities	56,805	60,088	52,712	76,258	56,261
Total liabilities	5,722,865	5,574,918	5,454,807	5,159,339	4,817,263

Total stockholders’ equity	699,662	689,877	691,004	691,503	681,490

Total liabilities and stockholders’ equity	$6,422,527	$6,264,795	$6,145,811	$5,850,842	$5,498,753

Supplementary data
Total non-maturity deposits	$3,186,311	$3,127,781	$3,136,013	$3,113,636	$2,858,304
Total deposits	4,612,176	4,534,695	4,288,664	4,183,623	3,903,154
Fully taxable equivalent income adjustment	887	859	852	718	639
Total average tangible equity	423,017	412,102	411,980	413,117	410,343

(1)         Average balances for securities available-for-sale are based on amortized cost.  Total loans include non-accruing loans.

(2)         Total average tangible equity results from the subtraction of average goodwill and other intangible assets from total average stockholders’ equity.

(3)         The average balances of deposits include the deposits held for sale presented under other liabilities on the consolidated balance sheet.

BERKSHIRE HILLS BANCORP, INC.

AVERAGE YIELDS (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-8)

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2014	2014	2014	2014	2013

Earning assets
Loans:
Residential mortgages	3.88%	3.86%	3.99%	4.12%	3.98%
Commercial real estate	4.18	4.26	4.20	4.49	4.73
Commercial and industrial loans	4.22	3.79	3.82	3.97	3.91
Consumer loans	3.35	3.34	3.49	3.56	4.01
Total loans	3.96	3.91	3.96	4.13	4.26
Securities	3.00	2.98	3.13	3.04	2.72
Short-term investments and loans held for sale	1.37	1.65	1.40	1.51	1.92
Total earning assets	3.73	3.70	3.76	3.89	3.97

Funding liabilities
Deposits:
NOW	0.15	0.17	0.15	0.15	0.18
Money market	0.42	0.37	0.36	0.37	0.44
Savings	0.14	0.14	0.16	0.16	0.16
Time	0.91	0.91	0.98	1.15	1.25
Total interest-bearing deposits	0.54	0.52	0.51	0.56	0.64
Borrowings	0.85	0.90	0.85	1.04	1.69
Total interest-bearing liabilities	0.61	0.60	0.59	0.66	0.86

Net interest spread	3.12	3.10	3.17	3.23	3.11
Net interest margin	3.23	3.20	3.26	3.35	3.26

Cost of funds	0.52	0.51	0.51	0.56	0.73
Cost of deposits	0.44	0.43	0.42	0.46	0.53

(1) Cost of funds includes all deposits and borrowings.

(2) The average cost of deposits include the deposits held for sale.

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - UNAUDITED - (F-9)

		At or for the Quarters Ended
		Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)		2014	2014	2014	2014	2013
Net income (loss)		$11,398	$11,988	$11,464	$(1,106)	$10,537
Adj: Gain on sale of securities, net		—	(245)	(203)	(34)	(3,392)
Adj: Loss on termination of hedges		—	—	—	8,792	—
Adj: Merger and acquisition expenses		1,708	—	52	3,637	932
Adj: Restructuring and conversion expenses (5)		54	238	138	2,665	1,561
Adj: Out-of-period adjustment (6)		—	—	—	1,381	—
Adj: Income taxes		(1,114)	(612)	(536)	(4,923)	364
Total core income	(A)	$12,046	$11,369	$10,915	$10,412	$10,002

Total revenue		$60,847	$59,590	$58,835	$47,189	$55,556
Adj: Gain on sale of securities, net		—	(245)	(203)	(34)	(3,392)
Adj: Loss on termination of hedges		—	—	—	8,792	—
Adj: Out-of-period adjustment (6)		—	—	—	1,381	—
Total core revenue		$60,847	$59,345	$58,632	$57,328	$52,164

Total non-interest expense		$41,676	$39,687	$39,263	$45,360	$37,157
Less: Total non-core expense (see above)		(1,762)	(238)	(190)	(6,302)	(2,493)
Core non-interest expense		$39,914	$39,449	$39,073	$39,058	$34,664

(Dollars in millions, except per share data)
Total average assets	(B)	$6,423	$6,265	$6,146	$5,851	$5,499
Total average stockholders’ equity	(C)	700	690	691	692	681
Total average tangible stockholders’ equity	(D)	423	412	412	413	410
Total tangible stockholders’ equity, period-end (7)	(E)	433	420	411	398	407

Total common shares outstanding, period-end (thousands)	(F)	25,183	25,173	25,115	25,105	25,036
Average diluted shares outstanding (thousands) (8)	(G)	24,912	24,861	24,809	24,833	24,857

Core earnings per share, diluted	(A/G)	$0.48	$0.46	$0.44	$0.42	$0.40
Tangible book value per share, period-end	(E/F)	$17.19	$16.67	$16.40	$15.84	$16.27

Core return on assets	(A/B)	0.75%	0.73%	0.71%	0.71%	0.73%
Core return on equity	(A/C)	6.89	6.59	6.32	6.02	5.87
Core return on tangible equity (4)	(A/D)	11.96	11.76	11.34	10.84	10.47
Efficiency ratio (1)		62.46	62.89	62.96	64.42	63.21

Supplementary data
Tax credit benefit of tax shelter investments		$570	$555	$555	$555	$80
Intangible amortization		$996	$1,236	$1,274	$1,306	$1,239

(1)         Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments.  The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.

(2)         Ratios are annualized and based on average balance sheet amounts, where applicable.

(3)         Quarterly data may not sum to year-to-date data due to rounding.

(4)         Core return on tangible equity is computed by dividing the total core income adjusted for the tax-affected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.

(5)         Bank charter change related expenses and prior period variable compensation are shown above under restructuring and conversion expenses.

(6)         The out of period adjustments shown above relate to interest income earned on loans acquired in bank acquisitions.

(7)         Total tangible stockholders’ equity is computed by taking total stockholders’ equity less the intangible assets at period-end.

(8)         Average diluted shares computed for core earnings per share differ from GAAP average diluted shares, in the first quarter of 2014, due to the GAAP net loss compared to core net income for the period.

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - UNAUDITED - (F-10)

		At or for the Years Ended
		Dec. 31,	Dec. 31,
(Dollars in thousands)		2014	2013
Net income		$33,744	$41,143
Adj: Gain on sale of securities, net		(482)	(4,758)
Adj: Loss on termination of hedges		8,792	—
Adj: Merger and acquisition expenses		5,397	7,998
Adj: Restructuring and conversion expenses (5)		3,095	7,350
Adj: Out-of-period adjustment (6)		1,381	(1,287)
Adj: Income taxes		(7,185)	(3,750)
Total core income	(A)	$44,742	$46,696

Total revenue		$226,461	$226,984
Adj: Gain on sale of securities and other non-recurring gain, net		(482)	(4,758)
Adj: Loss on termination of hedges		8,792	—
Adj: Out-of-period adjustment (6)		1,381	(1,287)
Total core revenue		$236,152	$220,939

Total non-interest expense		$165,986	$157,359
Less: Total non-core expense (see above)		(8,492)	(15,348)
Core non-interest expense		$157,494	$142,011

(Dollars in millions, except per share data)
Total average assets	(B)	$6,171	$5,306
Total average stockholders’ equity	(C)	693	675
Total average tangible stockholders’ equity	(D)	415	403
Total tangible stockholders’ equity, period-end (7)	(E)	433	407
Total common shares outstanding, period-end (thousands)	(F)	25,183	25,036
Average diluted common shares outstanding (thousands)	(G)	24,854	24,965

Core earnings per common share, diluted	(A/G)	$1.80	$1.87
Tangible book value per common share, period-end	(E/F)	$17.19	$16.27

Core return on assets	(A/B)	0.73%	0.88%
Core return on equity	(A/C)	6.46	6.92
Core return on tangible equity (4)	(A/D)	11.48	12.37
Efficiency ratio (1)		63.17	60.79

Supplementary data
GAAP return on assets		0.55%	0.78%
GAAP return on equity		4.87	6.09
Net interest margin		3.26	3.63
Tax credit benefit of tax shelter investments		$2,234	$1,455
Intangible amortization		$4,812	$5,268

(1)         Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments.  The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.

(2)         Ratios are annualized and based on average balance sheet amounts, where applicable.

(3)         Quarterly data may not sum to year-to-date data due to rounding.

(4)         Core return on tangible equity is computed by dividing the total core income adjusted for the tax-affected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.

(5)         Bank charter change related expenses and prior period variable compensation are shown above under restructuring and conversion expenses.

(6)         The out of period adjustments shown above relate to interest income earned on loans acquired in bank acquisitions.

(7)         Total tangible stockholders’ equity is computed by taking total stockholders’ equity less the intangible assets at period-end.